Global Public Affairs & Communications P.O. Box 1734, Atlanta, Georgia 30301 Telephone (404) 676-2683

FOR IMMEDIATE RELEASE

THE COCA-COLA COMPANY ANNOUNCES NEW AGREEMENTS
WITH DR PEPPER SNAPPLE GROUP

The Coca-Cola Company Will Pay $715 Million to Dr Pepper Snapple Group in
Exchange for Rights to Distribute Certain Dr Pepper Snapple Group Brands Following
Completion of The Coca-Cola Company’s Planned Acquisition
 of Coca-Cola Enterprises’ (CCE) North American Bottling Business

Dr Pepper and Diet Dr Pepper to be Available on Innovative
Coca-Cola Freestyle™ Fountain Dispenser

ATLANTA, June 7, 2010 – The Coca-Cola Company (NYSE: KO) has entered into an agreement with Dr Pepper Snapple Group, Inc. (NYSE: DPS) to distribute certain DPS brands, subject to the completion of The Coca-Cola Company’s acquisition of CCE’s North American bottling business. In addition, Dr Pepper and Diet Dr Pepper will be made available on The Coca-Cola Company’s new proprietary touch-screen Coca-Cola Freestyle™ fountain dispenser.
Under the terms of its new agreements with DPS, The Coca-Cola Company will make a one-time cash payment of $715 million to distribute Dr Pepper and certain other DPS brands in U.S. and Canada territories where they are currently distributed by CCE.  The new license agreement will have an initial term of 20 years, with 20-year renewal periods. This license agreement will replace the existing agreements between DPS and CCE upon the completion of The Coca-Cola Company’s acquisition of CCE’s North American bottling business.
Under the new agreement, The Coca-Cola Company will distribute Dr Pepper trademark brands in the U.S., and Canada Dry in the Northeast U.S. where they are currently distributed by CCE.  The Company will distribute Canada Dry, C’ Plus and Schweppes in Canada.
In addition, the Company will offer Dr Pepper and Diet Dr Pepper in local fountain accounts currently serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Coca-Cola Freestyle™ fountain dispenser. The Coca-Cola Freestyle™ agreement has a term of 20 years and DPS’s investment associated with the program is estimated at $115 million to $135 million.
“We are pleased to have reached a fair and mutually beneficial agreement with Dr Pepper Snapple Group to continue distributing their brands, marking yet another key milestone in our acquisition of the North American operations of Coca-Cola Enterprises,” said Muhtar Kent, chairman and chief executive officer, The Coca-Cola Company.  “Importantly, this agreement aligns with our

2020 Vision of more than doubling our system revenue while increasing our system margins by leveraging the world's most powerful distribution network.”
Mr. Kent continued, “Through this new relationship, The Coca-Cola Company will become one of the largest Dr Pepper trademark bottlers in the United States and will provide CCE’s current customers with uninterrupted distribution of Dr Pepper brands.  Based on early pilot program results, we believe our Coca-Cola Freestyle customers will be excited about having an even greater choice of brands available to distribute in their outlets.”
The closing of the CCE acquisition is expected to occur in the fourth quarter of this year and is subject to, among other things, regulatory and CCE shareholder approvals.
The Coca-Cola Freestyle™ dispenser uses proprietary PurePour Technology™ and has the capacity to dispense more than 100 beverages in the same amount of space as a standard eight-valve machine. In development for more than four years, the sleek, stylish units offer consumers an unprecedented assortment of branded waters, juice drinks, and sparkling beverages, including many drinks that have never before been sold in the U.S.  The Coca-Cola Freestyle™ dispenser has already been rolled out to more than 20 customers in select locations, and the Company will add another 500 machines as part of pilot tests later this summer. Consumers can now experience Coca-Cola Freestyle™ virtually at www.Facebook.com/Coca-ColaFreestyle or at www.thecoca-colacompany.com.

About The Coca-Cola Company and CCE Transaction
In February, The Coca-Cola Company and CCE announced that they entered into definitive agreements enabling the Company to acquire CCE's North American bottling business, and for CCE to acquire the Company's bottling operations in Norway and Sweden. Additionally, CCE will have the right to acquire The Coca-Cola Company's majority interest in its German bottler.  At the close of the acquisition of CCE’s North American bottling business, Coca-Cola Refreshments USA, Inc. will integrate four business components into a 21st-century bottling and customer service operation in both the U.S. and Canada. The four components are: (1) CCE North America; (2) CCNA Foodservice; (3) the Minute-Maid/Odwalla Juice business; and (4) CCNA Supply Chain Operations.  Also, following the closing, a newly reshaped Coca-Cola North America will provide franchise leadership and consumer marketing for the Company’s flagship operation.  For more information about The Coca-Cola Company-CCE transaction, please access our transaction specific website at www.kosystemevolution.com.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola®, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke®, Fanta®, Sprite®, Coca-Cola Zero®, vitaminwater®, POWERADE®, Minute Maid®, Simply® and Georgia Coffee®. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our website at www.thecoca-colacompany.com.

The Coca-Cola Company Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns, shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in the cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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FOR MORE INFORMATION, PLEASE CONTACT:

The Coca-Cola Company:
Jackson Kelly, Investor Relations
Tel: +1 (404) 676-7563
Kerry Kerr, Media Relations
Tel: +1 (404) 676-2683; Email: pressinquiries@na.ko.com